UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2019

CACTUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300
Houston, Texas 77024

(Address of Principal Executive Offices)
(Zip Code)

(713) 626-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Base Salary for Named Executive Officers

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Cactus, Inc. (the “Company”), after discussions with a compensation consultant, approved base salaries for 2019 for certain of the Company’s executive officers, including the Company’s named executive officers, effective as of February 17, 2019.  The approved 2019 base salary amounts for each of the named executive officers are set forth in the table below:

Name:	2019 Base Salary:
Scott Bender—President and Chief Executive Officer	$300,000.00
Joel Bender—Senior Vice President and Chief Operating Officer	$300,000.00
Steven Bender—Vice President of Operations	$300,000.00

2019 Management Incentive Plan

On February 15, 2018, on the recommendation of the Compensation Committee, the Board approved a performance-based bonus plan for 2019, the 2019 Management Incentive Plan (the “2019 MIP”), pursuant to which all eligible Company employees, including named executive officers, will be eligible to receive a cash bonus upon the achievement of certain financial performance and safety metrics. The weighting of each financial performance and safety metric may differ for each participant depending on the group and branch to which they are assigned.

Under the 2019 MIP, executive officers, including named executive officers, will be eligible to receive base cash bonus payments equal to a certain specified percentage of their annual base salaries (the “Base Bonus”) if the Company meets the specified performance targets.  The approved 2019 Base Bonus for each of the Company’s named executive officers is set forth in the table below as a percentage of such executive’s 2019 base salary:

Name:	2019 Base Bonus:
Scott Bender—President and Chief Executive Officer	100%
Joel Bender—Senior Vice President and Chief Operating Officer	100%
Steven Bender—Vice President of Operations	75%

In addition to the Base Bonus, if the Company meets certain more stringent performance standards (the “Stretch Bonus Targets”), executive officers, including named executive officers, will be eligible to receive an additional bonus (the “Stretch Bonus”) of up to 40% of the executive’s Base Bonus payment.

Other than in the case of an employee’s injury, death or ill health (as determined by the Board) or in the case of a change of control of the Company, an employee must remain employed by the Company at the time of any payout in order to be eligible to receive such payout. Any payments under the 2019 MIP will be made in the sole discretion of the Board after considering the Company’s cash needs. However, the Company’s executive officers will not be eligible to receive any bonus payments related to their service during any fiscal year until the Company’s audited financial statements for such fiscal year have been finalized.

Amendment to Employment Agreements with Scott Bender and Joel Bender

On February 21, 2019 the Company entered into amendments (the “Employment Agreement Amendments”) to the employment agreements dated as of February 12, 2018 (the “Initial Employment Agreements”) with Scott Bender, the Company’s President and Chief Executive Officer, and Joel Bender, the Company’s Senior Vice President and Chief Operating Officer.  Under the Employment Agreement Amendments, Scott Bender and Joel Bender will each be eligible to receive the Stretch Bonus if the Company satisfies the Stretch Bonus Targets.  All other terms and conditions set forth in the Initial Employment Agreements remain in full force and effect.

The foregoing descriptions of the Employment Agreement Amendments are summaries, do not purport to be complete, and are qualified in their entirety by reference to the complete text of the Employment Agreement

Amendments, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K and are incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Amended and Restated Employment Agreement, dated February 21, 2019, by and between Scott Bender and Cactus Wellhead, LLC.
10.2	First Amendment to the Amended and Restated Employment Agreement, dated February 21, 2019, by and between Joel Bender and Cactus Wellhead, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2019

CACTUS, INC.

By:	/s/ David Isaac
Name:	David Isaac
Title:	General Counsel and Vice President of Administration